EXHIBIT 3

JOINT FILING AGREEMENT

In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13D and to all amendments to such statement.

IN WITNESS WHEREOF, the undersigned hereby executed this Agreement as of this 15th day of October, 2010.

/s/ Eric Weider
ERIC WEIDER

WEIDER HEALTH AND FITNESS

By:	/s/ Eric Weider
Name:	Eric Weider
Title:	President and Chief Executive Officer

MLE Holdings Company

By:	/s/ Eric Weider
Name:	Eric Weider
Title:	President